UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 3, 2009, Genomic Health, Inc. issued a press release announcing financial results for its fourth fiscal quarter and year ended December 31, 2008. The full text of the press release is furnished as Exhibit 99.1.
Item 8.01 Other Events.
     The Company’s 2009 Annual Meeting of Stockholders will be held on June 8, 2009 at such place and time as will be set forth in the Company’s proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. For the 2009 Annual Meeting of Stockholders, to be timely, the Company’s Bylaws provide that the Secretary of the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. For the Company’s 2009 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions not earlier than January 21, 2009 nor later than February 20, 2009.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release issued by Genomic Health, Inc. dated February 3, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 3, 2009

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Executive Vice President, Chief Operating Officer and Chief Financial Officer

GENOMIC HEALTH, INC.
EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Genomic Health, Inc. dated February 3, 2009